Earnings Supplement Q3 2021

2 Q3 Financial Highlights Q3 2021 (1) Defined as Adj. EBITDA, minus CAPEX, plus or minus change in contract assets Q3 2020 Revenue $58.9 million $29.8 million Adj. EBITDA $42.1 million $19.8 million Adj. Operating Cash Flow1 $ 38.8 million $8.8 million Total Certs 49,332 20,696

3 Well Defined Growth Plan Expand Core Business1 OEM Opportunity2 CECL Relief 3 4 6 5 Broaden Our Offerings Launch into New Channels Refinance Opportunities Near Term Growth Strategy Longer Term Growth Strategy  Drive Loan Volume through Further Wallet-Share Increase and Customer Penetration  Expansion of Lender Base  Increase OEM Captive Penetration by Addressing Broader Credit Spectrum and Deployment of Subvention Capabilities  Enhanced Value Proposition to Lenders Provided via CECL Relief  Increased Profitability for Financial Institutions in Near Prime Auto  Enhanced Focus on Refinance Program to Drive Additional Cert Volume  Ease of Customer Access in Reduced Interaction Environment  Expansion into Adjacent Asset Classes (e.g., leases)  Establish Broader Auto Platform (e.g., hub and spoke)  Prime Decisioning SaaS Solution  Expansion into Other Consumer Asset Classes

4 ($1.6) $5.3  $6.2  $4.0  $7.8  $10.5  $0.7  ($1.5) $1.3  $1.1  $4.0  ($3.0) Q1‐20 Q2‐20 Q3‐20 Q4‐20 Q1‐21 Q2‐21 Q3‐21 Understanding Changes in Contract Assets and Profit Share Revenue In LTM period on a net basis, ~89% of Changes in Contract Asset Estimates Driven by Realized Portfolio Performance as Opposed to Changes in Prospective Estimates Prospective  Changes in  Assumptions Realized  Portfolio  Performance ($ in millions) Change in Contract Asset Estimates and Profit Share Revenue: ($12.0) ($0.9) $3.8 $7.5 $5.1 $11.8 Covid Impact Lower than projected claims and severity of  losses in historical periods drove positive  changes to contract asset estimates that in  turn drive strong near‐term cash flows  ($12.0) $7.5

5 Understanding Profit Share Unit Economic Trends Profit Share Unit Economics Normalized While Achieving Record Cert Volumes • Profit share unit economics normalized as we removed COVID‐19 underwriting standards • Removed vehicle value discount in April 2021, which drove ~15% premium increase during pandemic • These underwriting changes resulted in record cert loan volume and expanded our competitive positioning • Closure rates improved after removing COVID‐19 underwriting standards • Strategically shifted our channel mix and unit economics remain strong across all channels • Unit level pricing is dependent on risk and Open Lending is constantly evaluating the best risk‐adjusted  opportunities in the market to deploy Lender’s Protection • Refinance channel has grown to nearly 30% of total certs in Q3 and exhibits high quality and predictable  credit characteristics; channel remains an attractive avenue for growth • Continued strong loan performance would result in positive changes in contract assets, profit share revenues and  cash flows

Q3 2021 Key Performance Indicators

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Certs				
CU & Bank Certs	36,375	19,064	88,700	54,168
OEM Certs	12,957	1,632	40,358	13,236
Total Certs	**49,332**	**20,696**	**129,058**	**67,404**
Unit Economics				
Avg. Profit Share Revenue per Cert (1)	$ 566	$ 711	$ 601	$ 647
Avg. Program Fee Revenue per Cert	$ 439	$ 487	$ 443	$ 469
Originations				
Facilitated Loan Origination Volume *($ in 000)*	$ 1,267,809	$ 463,377	$ 3,218,657	$ 1,500,422
Average Loan Size	25,700	22,390	24,940	22,260
Channel Overview				
New Vehicle Certs as a % of Total	9.3%	14.6%	13.7%	14.4%
Used Vehicle Certs as a % of Total	90.7%	85.4%	86.3%	85.6%
Indirect Certs as a % of Total	55.7%	54.9%	62.8%	61.3%
Direct Certs as a % of Total	15.4%	29.3%	15.9%	25.8%
Refinance Certs as % of Total	28.9%	15.8%	21.3%	12.9%

(1) Represents average profit share revenue per certified loan originated in the period excluding the impact of profit share revenue recognized in the period associated with historical vintages. The profit share revenue impact related to change in estimates of historical vintages was $7.5 million and $3.8 million, for the three months ended September 30, 2021 and 2020, respectively. The profit share revenue impact related to change in estimates of historical vintages was $24.4 million and ($9.1) million, for the nine months ended September 30, 2021 and 2020, respectively.

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Q3 2021 Financial Update

($ in 000)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Revenue				
Program fees	$ 21,638	$ 10,087	$ 57,146	$ 31,592
Profit share	35,447	18,544	102,019	34,482
Claims administration and other service fees	1,807	1,131	4,860	3,185
Total revenue	**58,892**	**29,762**	**164,025**	**69,259**
Cost of services	6,380	2,496	13,882	6,818
Gross profit	**52,512**	**27,266**	**150,143**	**62,441**
Operating expenses				
General and administrative (1)	7,197	5,015	23,790	23,233
Selling and marketing (2)	3,308	2,118	8,659	5,491
Research and development	1,268	579	2,632	1,286
Operating income	**40,739**	**19,554**	**115,062**	**32,431**
Other income/expense				
Interest expense	(959)	(3,572)	(5,370)	(7,980)
Interest income	35	36	177	97
Gain on tax receivable agreement extinguishment (3)	-	-	55,422	-
Loss on extinguishment of debt (4)	-	-	(8,778)	-
Change in fair value of contigent consideration (5)	-	(83,130)	-	(131,932)
	3	-	(130)	3
Income before income taxes	**39,818**	**(67,112)**	**156,383**	**(107,381)**
Provision for income taxes	10,404	4,021	38,141	5,385
Net income (loss) and comprehensive income (loss)	**$ 29,414**	**$ (71,133)**	**$ 118,242**	**$ (112,766)**
Adjusted EBITDA	**$ 42,076**	**$ 19,757**	**$ 118,425**	**$ 44,725**

(1) During the nine months ended September 30, 2020, general and administrative expenses included a $9.1 million transaction bonus awarded to key employees and directors and $2.2 million of non-cash charges incurred in connection with the accelerated vesting of legacy share-based awards, as a result of the Business Combination.

(2) Selling and marketing expenses increased primarily due to an increase in employee compensation and commissions costs driven by both increased headcount and sales.

(3) Reflects the gain recognized as a result of the early termination and settlement of the tax receivable agreement during the nine months ended September 30, 2021.

(4) Reflects the loss recognized in connection with the refinancing of our Term Loan due 2027 on March 19, 2021, which primarily consists of the write-off of unamortized deferred financing costs.

(5) Reflects non-cash charges for the change in the estimated fair value of contingent consideration from June 10, 2020 through the date when each tranche of contingent consideration shares vested as the share price performance milestone was achieved.

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8 Adjusted EBITDA 2021 2020 2021 2020 Net income (loss) 29,414$ (71,133)$ 118,242$ (112,766)$ Non-GAAP adjustments: Interest expense 959 3,572 5,370 7,980 Provision for income taxes 10,404 4,021 38,141 5,385 Depreciation and amortization expense 201 167 590 406 Share-based compensation (1) 1,098 - 2,726 2,676 Gain on tax receivable agreement extinguishment (2) - - (55,422) - Loss on extinguishment of debt (3) - - 8,778 - Change in fair value of contingent consideration (4) - 83,130 - 131,932 Transaction bonuses (5) - - - 9,112 Total adjustments 12,662 90,890 183 157,491 Adjusted EBITDA 42,076 19,757 118,425 44,725 Total revenue 58,892$ 29,762$ 164,025$ 69,259$ Adjusted EBITDA margin 71% 66% 72% 65% Adjusted Operating Cash Flows (6) Adjusted EBITDA 42,076$ 19,757$ 118,425$ 44,725$ CAPEX (944) (673) (1,785) (1,097) Increase in contract assets (2,329) (10,262) (24,920) (10,037) Adjusted Operating Cash Flows 38,803$ 8,822$ 91,720$ 33,591$ (6) Adjusted operating cash flow is defined as adjusted EBITDA, minus CAPEX, plus or minus change in contract assets. (2) Reflects the gain recognized as a result of the early termination and settlement of the tax receivable agreement during the nine months ended September 30, 2021. (3) Reflects the loss recognized in connection with the refinancing of our Term Loan due 2027 on March 19, 2021, which primarily consists of the write-off of unamortized deferred financing costs. (4) Reflects non-cash charges for the change in the estimated fair value of contingent consideration from June 10, 2020 through the date when each tranche of contingent consideration shares vested as the share price performance milestone was achieved. (5) Reflects transaction bonuses awarded to key employees and directors in connection with the Business Combination in the nine months ended September 30, 2020. Three Months Ended September 30, Nine Months Ended September 30, (1) Includes $2.2 million of non-cash charges incurred in connection with the accelerated vesting of the legacy share-based awards, as a result of the Business Combination for the nine months ended September 30, 2020. Reconciliation of GAAP to Non-GAAP Financial Measures ($ in 000)

9 Total Current Share Count Shares In millions Total Shares Outstanding November 9, 2021 126.2 Treasury Shares 2.0 Total Shares Issued 128.2